SEC File No. ______

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A, TIER 2

Amendment No. 1

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

KARBON-X CORP.
(Exact name of issuer as specified in the Issuer’s charter)

Nevada

(Jurisdiction of incorporation/organization)

2017

(Year of incorporation)

0001729637

CIK

541620

(Standard Industrial Classification Code)

6575 West Loop South, Suite 500

Bellaire, TXC 77401

(844) 462-3637

(Address and telephone number Principal Executive Offices)

Chad Clovis

6575 West Loop South, Suite 500

Bellaire, TXC 77401

(844) 462-3637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

M. Richard Cutler

6575 West Loop South, Suite 500

Bellaire, TXC 77401

(713) 888-0040

82-2882342

 (I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Securities and Exchange Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

EXPLANATORY NOTE

This Amendment No. 1 to the Form 1-A  filed by Karbon-X Corp. is filed solely to include an updated auditor consent as requested by the Securities and Exchange Commission.

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PART III—EXHIBITS

The following exhibits are filed as part of this Annual Report.

The following Exhibits are included herein:

Exhibit No.	Description
2.1

Articles of lncorporation of Cocoluv, Inc. dated September 13, 2017 (incorporated by reference to Exhibit 3.1 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

2.2

Articles of Amendment of Cocoluv, Inc. April 22, 2025 (incorporated by reference to Exhibit 3.2 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

2.3	Bylaws (incorporated by reference to Exhibit 3.3 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).
6.1

Reorganization Agreement among Karbon-X Corp., Karbon-X Project and Reymund Guillermo dated as of February 21, 2022. (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022)

6.2

Employment Agreement dated February 17, 2022 between the Company and Chad Clovis (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022)

6.3

Employment Agreement dated February 17, 2022 between the Company and Marita Dautel (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022)

6.4

Commercial Lease Agreement dated May 6, 2022 between the Company and 459063 Ltd. (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022)

6.5

Karbon-X Corp. 2024 Employees, Officers’, Directors’ and Consultants’ Stock Option Plan, as amended (incorporated by reference to Exhibit 10.5 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.6

Joint Venture Agreement dated November 15, 2022 among Karbon-X Project, Silviculture Systems Corp. and 4EverForest Foundation (incorporated by reference to Exhibit 10.6 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.7

Joint Venture Partnership Agreement dated August 2023, among Karbon-X Corp., Metis Settlements Development Corporation, and Asokan Generational Developments Ltd. (incorporated by reference to Exhibit 10.7 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.8

Acquisition Agreement dated May 31, 2023 among Karbon-X Project, Silviculture Systems Corp. and 4EverForest Foundation (incorporated by reference to Exhibit 10.8 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.9

Carbon Credit Purchase Agreement effective as of October 14, 2024 between Karbon-X Corp. and Devvstream Holdings, Inc (incorporated by reference to Exhibit 10.9 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.10

Asset Purchase Agreement between Karbon-X Corp. and Allcot AG dated as of May 14, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s filing on Form 8-K filed with the Securities and exchange Commission on June 30, 2025.

11.1	Consent of Cutler Law Group, P.C. (included in Exhibit 12)
11.2	Consent of Fruci & Associates II, PLLC dated November 24, 2025
12*	Opinion of Cutler Law Group, P.C. (incorporated by reference to Exhibit 12 of the Company’s filing on Form 1-A filed with the Securities and Exchange Commission on October 20, 2025)

*Filed herewith

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Table of Contents

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellaire, Texas, on November 25, 2025.

Dated: November 25, 2025	KARBON-X CORP.

	By:	/s/ Chad Clovis
Chad Clovis
Chief Executive Officer
(Principal Executive Officer)

Dated: November 25, 2025	By:	/s/ Adriana Ebell
Adriana Ebell
Chief Financial Officer
(Chief Financial Officer and Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chad Clovis, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chad Clovis	Director	November 25, 2025
Name: Chad Clovis /s/ Brett Hull	Director	November 25, 2025
Name: Brett Hull /s/ Justin Bourque	Director	November 25, 2025
Name: Justin Bourque

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